EXHIBIT 23.8

                          INDEPENDENT AUDITORS CONSENT

We hereby consent to the incorporation by reference in this Registration Statement of Metals USA, Inc. on Form S-8 of our report dated February 11, 1998, on the consolidated financial statements of Pacific Metal Company and Subsidiary as of December 31, 1997 and 1996 and for the years ended December 31, 1997 and 1996.

/s/PERKINS & COMPANY, P.C.
   PERKINS & COMPANY, P.C.

Portland, Oregon
August 24, 1998